[LETTERHEAD OF TRICE & GEARY LLC]


February 25, 1998


Board of Directors
Glen Burnie Bancorp
101 Crain Highway S.E.
Glen Burnie, Maryland 21061-3578

   Re: Registration Statement on Form S-8
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       The Bank of Glen Burnie Employee Stock Purchase Plan

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedules of Glen Burnie Bancorp and subsidiaries as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for the year then ended, which reports were included in the Glen Burnie Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1996. We also consent to the reference to our firm in the Prospectus under the caption "Experts."


                      /s/  Trice & Geary LLC
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                      Trice & Geary LLC